Exhibit 99.1

NASDAQ:EU

TSXV:EU

March X, 2025

www.encoreuranium.com

enCore Energy Enters Definitive Agreement for Sale of New Mexico Assets; Plans to Distribute Consideration Shares to enCore Shareholders

March 18, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU|TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today that it has entered into a share purchase agreement (the “Agreement”) with Verdera Energy Corp. (“Verdera”) pursuant to which Verdera will acquire an enCore subsidiary that holds the Crownpoint, Hosta Butte, Nose Rock, West Largo, and Ambrosia Lake – Treeline uranium projects located in New Mexico (the “Properties”) in exchange for 50,000,000 non-voting preferred shares (the “Consideration Shares”) of Verdera representing approximately 73% of the current issued and outstanding shares of Verdera on a fully diluted basis,; a 2% net proceeds royalty on uranium, and a 2% net smelter returns royalty on other minerals, extracted and sold from the Properties, and a non-refundable cash payment of US $350,000. The transaction with Verdera represents the fourth and largest transaction to date in enCore’s ongoing program of divesting uranium assets that are not in its production pipeline.

Pursuant to the Agreement, following closing, Verdera will pursue a listing on a Canadian stock exchange by December 10, 2025, which may be extended by mutual agreement of the parties to January 31, 2026. Concurrent with Verdera listing on a Canadian stock exchange, 15,000,000 Consideration Shares will convert into common shares of the resulting listed company (the “Resulting Issuer”) and be retained by enCore. The remaining 35,000,000 Consideration Shares will convert into common shares of the Resulting Issuer in connection with the planned distribution by enCore of the shares to its shareholders by way of a stock dividend or similar distribution.

Please join us on March 20th at 11:00AM ET for an enCore Corporate Update Webcast with Executive Chairman William Sheriff, Director Dr. Dennis Stover, and Acting CEO Robert Willette to discuss recent developments and future plans for the Company. Attendees can register for the webcast with this link: https://app.webinar.net/qYj1XqMXgQm.

Executive Chairman, William M. Sheriff stated: “As enCore pushes forward on its aggressive uranium extraction plans in South Texas, we continue to execute on our stated non-core asset disposition strategy to create additional value for shareholders. We believe that our New Mexico projects deserve a dedicated focus, which they do not currently receive inside enCore’s broader portfolio of producing and near-term producing assets. With Verdera, we hope to surface additional value, and to eventually transfer a majority of that additional value directly to shareholders though the distribution of Verdera shares. We look forward to working with Verdera and its Chief Executive Officer, Mr. Tim Gabruch, to see a greater focus on the essential steps to modernize resources and develop long term relationships with local communities to secure a social license for development of the assets. This requires a dedicated effort on the legislative and social fronts over a number of years, important work beyond enCore’s focus, scope and timelines.”

To view a map of the New Mexico assets please visit: https://rb.gy/rs1g74

The Transaction

Pursuant to the Agreement, enCore will sell a subsidiary company that holds the Properties to Verdera in exchange for the Consideration Shares, royalties and cash payment described above. The closing of the sale of the subsidiary is anticipated to occur by March 31, 2025, subject to customary closing conditions set forth in the Agreement.

The Agreement provides that the Consideration Shares will be entitled to vote together with the Verdera common shares in connection with any shareholder vote held for the purpose of approving a transaction to be listed on a Canadian stock exchange, as well as in certain other circumstances. In the event Verdera does not complete a listing and concurrent financing, enCore will have the right to repurchase the subsidiary holding the Properties in exchange for the return of the Consideration Shares and cancellation of the royalties.

Pursuant to the terms of the Agreement enCore has a right to participate in any financing by Verdera in order to maintain up to its initial equity interest in Verdera, until Verdera completes a listing on a Canadian stock exchange.

The New Mexico Properties

The Properties are located in the historic Grants Uranium District in New Mexico and include control of mineral rights over more than 400 square miles. Several different known uranium resources lie within this large area of mineral rights along with very good exploration potential to increase these resources and/or discover additional uranium resources. New Mexico’s Grants Uranium District has produced ~350 million pounds U3O8, or nearly 40% of all uranium mined in the US and is one of the largest uranium districts in the world. Highlights of the most significant projects are shown below:

Crownpoint and Hosta Butte Project1

Project Highlights:

•	Crownpoint is permitted under Laramide Resources Ltd.’s Nuclear Regulatory Commission License to recover up to 3 million pounds of uranium per year;

•	Located within 5 miles of a licensed processing site and mineralization amenable to In-Situ Recovery;

•	Three existing shafts for underground production were developed by Conoco in the 1980s.

Crownpoint and Hosta Butte Current Mineral Resource Estimate 2022**

	Resource Category	Million Tons	Grade eU3O8%	Attributable U3O8 (M lbs)
Crownpoint	Indicated	7.32	0.111	16.22
Hosta Butte	Indicated	3.64	0.130	9.48
Total Indicated Mineral Resource		10.96	0.117	25.70
Crownpoint	Inferred	0.68	0.103	1.39
Hosta Butte	Inferred	1.71	0.131	4.48
Total Inferred Mineral Resource		2.39	0.121	5.87

Historic Resources2,3,4

Project	Million Tons	Grade e U3O8%	Attributable U3O8 (M lbs.*)
Nose Rock	11.8	0.148	35.0
West Largo	2.9	0.3	17.2
Ambrosia Lake	2	0.176	7.1
Total Historic Mineral			59.3
Resources

A Qualified Person (as defined in NI 43-101) has not done sufficient work to classify the historical estimates as a current mineral resource. The Company believes the historical results are relevant and reliable for the purposes of defining areas for further exploration work. Additional work will be required to verify and update historical estimates, including a review of assumptions, parameters, methods and testing. The historical estimate does not use the current mineral resources categories prescribed under NI 43-101. The Company is not treating the historical estimate as a current mineral resource.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person under NI 43-101, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About Verdera Energy Corp.

Verdera Energy Corp. is a private Canadian corporation focused on the development of advanced uranium assets in New Mexico, home to the largest uranium resources in the United States. Verdera is focused on developing known uranium projects to meet the growing demand for reliable domestic uranium, in the United States, to fuel the nuclear industry. Backed by industry leaders, contributing a wealth of expertise across all aspects of uranium exploration, development, and production, Verdera is committed to fostering strong community relations and promoting environmental stewardship. Verdera strives to collaborate closely with local communities and exclusively advance projects that can utilize the environmentally friendly ISR uranium extraction technology.

Verdera is led by Chief Executive Officer, and Director, Mr. Tim Gabruch who brings more than 30 years of experience within the uranium and nuclear industry. Mr. Gabruch previously served as Chief

Executive Officer and Director of IsoEnergy, Ltd., and Vice President Commercial and Uranium Participation Corp (now the Sprott Physical Uranium Trust) and as Chief Commercial Officer, for Denison Mines Ltd. Mr. Gabruch also previously worked at Cameco Corporation for more than 20 years, including seven years as Vice-President, Marketing, where he led a team tasked with selling and delivering more than 30 million lbs of uranium annually.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

1.	NI-43-101 Technical Report, Crownpoint and Hosta Bute Uranium Project, McKinley County, New Mexico, USA completed by BRS Inc. and enCore Energy Corp. (effective February 25, 2022).

2.

McLemore, Virginia T., Prin. Senior Economic Geologist, “Uranium Resources in New Mexico”, New Mexico Bureau of Geology & Mineral Resources” which incorporates a table entitled: Estimated uranium resources in New Mexico, 2017 (updated from McLemore, et al., 2011, 2013.

3.	Hassan Alief, Technical Report on Section 1, T18N, R12W, Nose Rock Uranium Property, McKinley County, New Mexico, reported an effective February 9, 2009 for Strathmore Minerals Corp.

4.	Behre Dolbear & Company (USA) Inc., 2011, Technical Report on the Nose Rock Project of Uranium Resources Inc., prepared by Robert D. Maxwell, CPG.

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

The securities referenced herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any state securities laws and may not be offered or sold within the United States or to, or for account or benefit of, U.S. Persons (as defined in Regulation S under the 1933 Act) unless registered under the 1933 Act and applicable state securities laws, or an exemption from such registration requirements is available.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “anticipates”, “expects”, “plans”, “believes”, “intends”, “estimates”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, statements regarding ability to complete, and the timing of completion of the transactions contemplated by the Agreement, including the parties’ ability to satisfy the conditions set forth in the Agreement and the possibility of any termination of the Agreement, ability to complete, and the timing of completion of a stock exchange listing by Verdera, ability to complete, and the timing of completion of a distribution of common shares of the Resulting Issuer to shareholders of the Company, conversion of the Consideration Shares, and the Company’s ongoing program of divesting uranium assets that are not in the Company’s production pipeline, and any other statements regarding future expectations, beliefs, goals or prospect. . All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation the risk that the proposed transaction may not be completed in a timely manner or at all, the possibility that any or all of the conditions to the completion of the share sale may not be satisfied or waived, the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, the risk that a stock exchange listing by Verdera may not be completed in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant approval for such listing, the risk that a distribution of common shares of the Resulting Issuer may not be completed in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant approval for such distribution, Verdera’s ability to realize the synergies contemplated by the proposed transaction, exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the SEC, including its Annual Report on Form 10-K, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.